Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We have issued our report dated December 29, 2004 accompanying the consolidated financial statements of Capitol First Corporation for the fiscal year ended September 30, 2003 included in Capitol First Corporation's Annual Report on Form 10-KSB for the year ended September 30, 2004. We hereby consent to the incorporation by reference of the aforementioned report in the Company's Form S-8 Registration Statement (File No. 333-83806) filed with the Securities and Exchange Commission on March 6, 2002 to register securities underlying the Non-Qualified Employee Incentive Stock Plan.

/s/ BAUM & COMPANY, P.A.

Coral Springs, Florida
December 29, 2004